UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2017

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2017, the Board of Directors (the "Board") of Lands’ End, Inc. (the "Company") elected Robert A. Bowman to the Board, effective immediately. Mr. Bowman, 61, is President of Business and Media of Major League Baseball and Chief Executive Officer of Major League Baseball Advanced Media, the Internet and interactive media unit of Major League Baseball. Mr. Bowman will hold office until the 2017 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. Mr. Bowman will serve as a member of each of the Audit Committee, the Related Party Relationships Committee and the Technology Committee of the Board. The Board has determined that Mr. Bowman meets the standards of independence under the Company's Corporate Governance Guidelines and the applicable NASDAQ listing rules. There is no arrangement or understanding between Mr. Bowman and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Bowman has an interest that are required to be disclosed under Item 404(a) of SEC Regulation S-K. Mr. Bowman will be compensated for his service on the Board in the same manner as the Company's other non-employee directors.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.
Date: March 8, 2017	By: /s/ Dorian R. Williams
Name: Dorian R. Williams Title: Senior Vice President, General Counsel and Corporate Secretary